RELEASE AGREEMENT

      This Release Agreement (the "Agreement") is entered into and dated effective as of December 28, 2005 (the "Effective Date") by and among Applied Spectrum Technologies, Inc., a Delaware corporation (the "Company"), Norwood Venture Corp., a Delaware corporation ("Norwood"), and Mark R. Littell, an adult resident of the State of New Jersey ("Littell").

                                    RECITALS

      A. Littell, Norwood and Norwood's affiliated companies, stockholders, officers, directors, employees, advisors or controlling persons ("Norwood Affiliates") desire to release the Company from any and all obligations and claims that Littell, Norwood or Norwood Affiliates may have against the Company.


      B. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated under a certain Securities Purchase Agreement by and between KI Equity Partners III, LLC, a Delaware limited liability company ("Buyer") and Norwood dated December 14, 2005 ("Purchase Agreement").

      NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

      1. Release of all Claims. Littell, for himself, and Norwood and itself and the Norwood Affiliates, and each of respective successors and assigns of the foregoing, hereby forever and irrevocably release and discharge the Company and its successors and assigns, and their respective past and present officers and directors, employees, shareholders, and all other related entities, including, but not limited to, assigns, predecessors, successors, controlling corporations, subsidiaries or other affiliates (jointly, the "Related Parties") from any and all claims, demands, and causes of action of every kind and nature, including, without limitation, those relating to any federal, state or local laws, and common law; provided, however, that nothing contained herein shall be construed to limit in any way the rights of either Littell, Norwood or Norwood Affiliates, and their successors and assigns, to enforce the terms of this Agreement. Norwood and Littell irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company and its Related Parties based upon any released claim.

      2. Representations and Warranties of Company. Company represents and warrants to Norwood that: (i) on the date of this Agreement, Company has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Company to enter into or perform this Agreement; (iv) this Agreement is enforceable in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by the Company.

      3. Representations and Warranties of Norwood. Norwood represents to Company that: (i) on the date of this Agreement, Norwood has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known against Norwood, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Norwood to enter into or perform this Agreement; (iv) this Agreement is enforceable against Norwood in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by Norwood.

      4. Reserved.

      5. Delivery and Cooperation. If either party requires any further documentation, the other party will promptly respond to any reasonable requests for additional documentation.

      6. Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

            (b) Survival of Covenants and Representations. All agreements, covenants, representations and warranties made by the parties herein shall survive the delivery of this Agreement.

            (c) Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared as the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion that may, for any reason, be hereafter declared invalid or unenforceable.

            (d) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to choice of law principles.

            (e) Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

            (f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter contained herein, and supersedes all prior agreements or understanding of the parties. No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.


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

            (g) Counterparts. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

            (h) Arbitration. All disputes, controversies or claims ("Disputes") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in New York, New York in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys' fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party or parties, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years.

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

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.


                                        NORWOOD VENTURE CORP.



                                        By: /s/ Mark R. Littell
                                           -------------------------------------
                                              Mark R. Littel, President


                                        /s/ Mark R. Littell
                                        ----------------------------------------
                                        Mark R. Littell, Individually


                                        APPLIED SPECTRUM TECHNOLOGIES, INC.


                                        By: /s/ Mark R. Littell
                                           -------------------------------------
                                                Mark R. Littel, President



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